Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2013 RESULTS WITH INCREASED NORMALIZED AFFO OF 22% OVER FOURTH QUARTER OF 2012; COMPLETES $90.0 MILLION SENIOR HOUSING PORTFOLIO INVESTMENT; REAFFIRMS 2014 GUIDANCE.

IRVINE, CA, February 26, 2014 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA, SBRAP) today announced results of operations for the fourth quarter of 2013.
RECENT HIGHLIGHTS

•
For the fourth quarter of 2013, Normalized FFO, Normalized AFFO and net income attributable to common stockholders per diluted common share were $0.49, $0.50 and $0.27, respectively, compared to $0.43, $0.41 and $0.11, respectively, for the fourth quarter of 2012.

•	During the fourth quarter, revenues increased 32.8% over the same period in 2012, from $28.3 million to $37.6 million.

•
On January 23, 2014, our board of directors declared a quarterly cash dividend of $0.36 per share of common stock. The dividend will be paid on February 28, 2014 to common stockholders of record as of the close of business on February 14, 2014.

•
On January 23, 2014, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A preferred stock. The dividend will be paid on February 28, 2014 to preferred stockholders of record as of the close of business on February 14, 2014.

•
On February 14, 2014, we acquired six senior housing campuses with a total of 673 beds/units, covering the spectrum of care (292 skilled nursing beds, 213 independent living units and 168 assisted living units) for $90.0 million (the "Nye Portfolio Acquisition"). All six facilities are located within approximately 100 miles of Omaha, Nebraska. Concurrently with the purchase, we entered into a triple-net master lease agreement with affiliates of Nye Senior Services, LLC. The lease has an initial term of 10 years with four renewal options of five years each and provides for an annual rent escalator of 3.0%, resulting in annual lease revenues, determined in accordance with GAAP, of $8.0 million and an initial yield on cash rent of 7.78%. The purchase price was funded with available cash.

Commenting on the fourth quarter results, Rick Matros, CEO and Chairman, said, “2013 was Sabra’s strongest year to date driven by a productive fourth quarter. The quarter was highlighted by the Forest Park investments as well as the additional senior housing investments in development deals with our partners at First Phoenix and New Dawn. Our operating partners experienced a stable quarter despite the third quarter seasonality that regularly impacts our skilled nursing operators. Additionally, specific to Genesis, the final stages of synergies with the Sun portfolio included migration to all the Genesis operating platforms, causing disruption for the quarter. This affected Genesis's fixed charge coverage for the quarter as anticipated.  Also as expected, we saw that fixed charge coverage ratio bounce back during the fourth quarter. Our first quarter of 2014 has gotten off to a good start with our announcement of the $90 million Nye Portfolio Acquisition and successful high yield debt offering. Our pipeline is strong with quality prospects, and we look forward to achieving our stated goals for the year. We also reaffirm our previously announced 2014 guidance.”
Performance for the Fourth Quarter of 2013
During the fourth quarter of 2013:

•
We recognized FFO and Normalized FFO of $19.0 million ($0.49 per diluted common share) and AFFO and Normalized AFFO of $19.5 million ($0.50 per diluted common share) compared to Normalized FFO of $16.3 million

($0.43 per diluted common share) and Normalized AFFO of $15.6 million ($0.41 per diluted common share) for the same period in 2012.

•
We recognized net income attributable to common stockholders of $10.4 million ($0.27 per diluted common share), compared to net income attributable to common stockholders of $4.0 million ($0.11 per diluted common share) for the same period in 2012.

•	We recognized revenues of $37.6 million compared to $28.3 million for the same period in 2012, a 32.8% increase.

•	We generated $12.9 million of cash from operating activities, compared to $8.4 million for the same period in 2012, a 54.3% increase.

•	EBITDARM Coverage and EBITDAR Coverage for our consolidated portfolio were 1.73x and 1.33x, respectively, for the three months ended December 31, 2013.

Nye Portfolio Acquisition
As previously announced, on February 14, 2014, we acquired a portfolio of six senior housing campuses with a total of 673 beds/units, covering the spectrum of care (292 skilled nursing beds, 213 independent living units and 168 assisted living units) for $90.0 million. All six facilities are located within approximately 100 miles of Omaha, Nebraska. Concurrently with the purchase, we entered into a triple-net master lease agreement with affiliates of Nye Senior Services, LLC ("Nye"). The lease has an initial term of 10 years with four renewal options of five years each and provides for an annual rent escalator of 3.0% resulting in annual lease revenues, determined in accordance with GAAP, of $8.0 million and an initial yield on cash rent of 7.78%. The purchase price was funded with available cash.

In addition, we will pay an earn-out based on incremental portfolio value created through expansion and conversion projects. The earn-out amount will be determined based on portfolio performance following the third anniversary of the master lease.

Commenting on the Nye Portfolio Acquisition, Mr. Matros said, "This acquisition marks our first entry into Nebraska and aligns us with a terrific operator who has had success in operating senior housing and skilled nursing facilities, a valuable skill set. The management team also has expansion plans on the docket for certain existing assets, which we anticipate financing. We are very pleased to be partnering with an operating team whose standards are as high as the Nye team's."
LIQUIDITY
As of December 31, 2013, after giving effect to the January 2014 offering of $350.0 million aggregate principal amount of 5.5% senior notes due 2021, the use of net proceeds therefrom for the tender offer and redemption of all of our outstanding 8.125% senior notes due 2018 and the Nye Portfolio Acquisition, the use of the remainder of the net proceeds to repay a portion of the borrowings outstanding under our secured revolving credit facility, and the repayment of a $12.0 million mortgage loan, we had approximately $143.9 million of liquidity, consisting of unrestricted cash and cash equivalents of $4.3 million and available borrowings of $139.6 million under our secured revolving credit facility.
CONFERENCE CALL AND COMPANY INFORMATION

A conference call to discuss the 2013 fourth quarter results will be held on Thursday, February 27, 2014 at 10:00 am Pacific Time. The dial in number for the conference call is (888) 337-8169 and the participant code is "Sabra." A replay of the call will also be available by dialing (888) 203-1112, passcode 2930950 for 30 days following the call. The Company’s supplemental information package for the fourth quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA

As of February 26, 2014, our investment portfolio consisted of 127 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 96 skilled nursing/post-acute facilities, (ii) 29 senior housing facilities, and (iii) two acute care hospitals), 10 debt investments (consisting of (i) four mortgage loans, (ii) three construction loans, (iii) one mezzanine loan, and (iv) two pre-development loans) and two preferred equity investments. As of February 26, 2014, Sabra's real estate properties were located in 28 states and included 13,394 licensed beds.

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FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our acquisition pipeline, future development programs, the Nye Portfolio Acquisition and our outlook for the 2014 fiscal year.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Genesis HealthCare LLC ("Genesis"), the parent company of Sun Healthcare Group, Inc., until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
TENANT INFORMATION
This release includes information regarding each of our tenants that lease properties from us. The information related to our tenants that is provided in this release has been provided by the tenants. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions of Non-GAAP Financial Measures” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of EBITDA, Adjusted EBITDA, Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

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SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues	$37,557	$28,288	$134,780	$103,170
EBITDA	$32,130	$21,520	$107,456	$84,111
Adjusted EBITDA	$32,330	$23,487	$118,357	$86,781
Net income attributable to common stockholders	$10,439	$3,959	$25,749	$19,513
FFO	$18,994	$14,347	$59,030	$52,257
Normalized FFO	$18,994	$16,314	$69,901	$54,927
AFFO	$19,478	$15,759	$57,942	$60,287
Normalized AFFO	$19,478	$15,606	$67,954	$60,134
Per share data:
Diluted EPS	$0.27	$0.11	$0.68	$0.52
Diluted FFO	$0.49	$0.38	$1.55	$1.40
Diluted Normalized FFO	$0.49	$0.43	$1.84	$1.47
Diluted AFFO	$0.50	$0.42	$1.51	$1.59
Diluted Normalized AFFO	$0.50	$0.41	$1.77	$1.59
Weighted-average number of common shares outstanding, diluted:
EPS, FFO & Normalized FFO	38,680,409	37,594,583	38,071,926	37,321,517
AFFO & Normalized AFFO	38,882,963	37,917,964	38,364,727	37,829,421

Net cash flow from operations	$12,888	$8,350	$62,099	$56,252
	December 31, 2013	December 31, 2012
Real Estate Portfolio
Total Equity Investments (#)	121	119
Total Equity Investments, gross ($)	$1,066,242	$956,360
Total Licensed Beds/Units	12,468	12,382
Weighted Average Remaining Lease Term (in months)	131	132
Total Preferred Equity Investments (#)	2	—
Total Preferred Equity Investments, gross ($)	$7,784	$—
Total Debt Investments (#)	10	2
Total Debt Investments, gross ($) (1)	$177,592	$12,022
	Three Months Ended December 31, 2013	Twelve Months Ended December 31, 2013
EBITDARM Coverage (2)	1.73x	1.80x
EBITDAR Coverage (2)	1.33x	1.40x
			Pro Forma (3)
	December 31, 2013	December 31, 2012	December 31, 2013
Debt
Book Value
Fixed Rate Debt	$469,090	$425,039	$650,792
Variable Rate Debt	222,140	150,449	161,011
Total Debt	$691,230	$575,488	$811,803
Weighted Average Effective Rate
Fixed Rate Debt	6.14%	7.01%	5.17%
Variable Rate Debt	3.88%	4.21%	3.51%
Total Debt	5.41%	6.28%	4.85%
% of Total
Fixed Rate Debt	67.9%	73.9%	80.2%
Variable Rate Debt	32.1%	26.1%	19.8%
Total Debt	100.0%	100.0%	100.0%

Availability Under Revolving Credit Facility:	$135,126	$109,130	$139,591
Available Liquidity (Unrestricted Cash and Availability Under Revolving Credit Facility)	$139,434	$126,231	$143,899

(1) Total Debt Investments, gross consists of principal of $176.6 million plus capitalized origination fees of $1.0 million.
(2) EBITDARM and EBITDAR and related coverages for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates and non-stabilized properties. All facility financial performance data are presented one quarter in arrears.
(3) Assumes the offering of $350.0 million aggregate principal amount of 5.5% Senior Notes due 2021; the use of proceeds therefrom to purchase all outstanding 8.125% Senior Notes due 2018, acquire the Nye Portfolio and repay a portion of the outstanding borrowings under the revolving credit facility as of December 31, 2013; the refinancing of $44.8 million of mortgage notes maturing in 2015; and the repayment of a $12.0 million mortgage note were completed as of December 31, 2013.

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	December 31,
	2013	2012

Assets
Real estate investments, net of accumulated depreciation of $151,078 and $129,479 as of December 31, 2013 and 2012, respectively	$915,418	$827,135
Loans receivable and other investments, net	185,293	12,017
Cash and cash equivalents	4,308	17,101
Restricted cash	5,352	4,589
Deferred tax assets	24,212	24,212
Assets held for sale, net	—	2,215
Prepaid expenses, deferred financing costs and other assets	63,252	29,613
Total assets	$1,197,835	$916,882
Liabilities and stockholders’ equity
Mortgage notes	$141,328	$152,322
Secured revolving credit facility	135,500	92,500
Senior unsecured notes	414,402	330,666
Accounts payable and accrued liabilities	22,229	11,694
Tax liability	24,212	24,212
Total liabilities	737,671	611,394

Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 and zero shares issued and outstanding as of December 31, 2013 and 2012, respectively	58	—
Common stock, $.01 par value; 125,000,000 shares authorized, 38,788,745 and 37,099,209 shares issued and outstanding as of December 31, 2013 and 2012, respectively	388	371
Additional paid-in capital	534,639	353,861
Cumulative distributions in excess of net income	(74,921)	(48,744)
Total stockholders’ equity	460,164	305,488
Total liabilities and stockholders’ equity	$1,197,835	$916,882

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Rental income	$34,296	$27,838	$128,988	$101,742
Interest and other income	3,261	450	5,792	1,428

Total revenues	37,557	28,288	134,780	103,170

Expenses:
Depreciation and amortization	8,555	7,907	33,281	30,263
Interest	10,576	9,654	40,460	34,335
General and administrative	5,227	4,516	16,423	16,104
Impairment	—	2,481	—	2,481

Total expenses	24,358	24,558	90,164	83,183

Other income (expense):
Loss on extinguishment of debt	—	(1,967)	(10,101)	(2,670)
Other (expense) income	(200)	2,196	(800)	2,196

Total other income (expense)	(200)	229	(10,901)	(474)

Net income	12,999	3,959	33,715	19,513

Preferred stock dividends	(2,560)	—	(7,966)	—

Net income attributable to common stockholders	$10,439	$3,959	$25,749	$19,513

Net income attributable to common stockholders, per:

Basic common share	$0.27	$0.11	$0.69	$0.53

Diluted common share	$0.27	$0.11	$0.68	$0.52

Weighted-average number of common shares outstanding, basic	38,050,301	37,106,473	37,514,637	37,061,111

Weighted-average number of common shares outstanding, diluted	38,680,409	37,594,583	38,071,926	37,321,517

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$33,715	$19,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,281	30,263
Non-cash interest income adjustments	79	24
Amortization of deferred financing costs	3,280	2,685
Stock-based compensation expense	7,819	8,279
Amortization of premium	(671)	(347)
Non-cash loss on extinguishment of debt	859	628
Straight-line rental income adjustments	(14,709)	(4,893)
Impairment charge	—	2,481
Change in fair value of contingent consideration	200	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(3,459)	(82)
Accounts payable and accrued liabilities	5,430	1,321
Restricted cash	(3,725)	(3,620)

Net cash provided by operating activities	62,099	56,252
Cash flows from investing activities:
Acquisitions of real estate	(125,955)	(205,424)
Origination of loans receivable	(165,960)	(22,180)
Preferred equity investments	(7,038)	—
Additions to real estate	(764)	(1,046)
Repayment of note receivable	—	10,000
Proceeds from sale of real estate	2,208	—

Net cash used in investing activities	(297,509)	(218,650)
Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	200,000	106,000
Principal payments on senior unsecured notes	(113,750)	—
Proceeds from secured revolving credit facility	143,500	135,000
Payments on secured revolving credit facility	(100,500)	(42,500)
Proceeds from mortgage notes	—	56,651
Principal payments on mortgage notes	(10,994)	(62,226)
Payments of deferred financing costs	(8,954)	(6,800)
Payment of contingent consideration	(1,300)	—
Issuance of preferred stock	138,249	—
Issuance of common stock	34,517	53
Dividends paid on common and preferred stock	(58,151)	(48,929)

Net cash provided by financing activities	222,617	137,249

Net decrease in cash and cash equivalents	(12,793)	(25,149)
Cash and cash equivalents, beginning of period	17,101	42,250

Cash and cash equivalents, end of period	$4,308	$17,101
Supplemental disclosure of cash flow information:
Interest paid	$38,541	$32,613

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF EBITDA, ADJUSTED EBITDA, FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO, ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$12,999	$3,959	$33,715	$19,513
Interest expense	10,576	9,654	40,460	34,335
Depreciation and amortization	8,555	7,907	33,281	30,263
EBITDA	$32,130	$21,520	$107,456	$84,111

Loss on extinguishment of debt	$—	$1,967	$10,101	$2,670
Change in fair value of contingent consideration	200	—	800	—
Adjusted EBITDA	$32,330	$23,487	$118,357	$86,781

Net income attributable to common stockholders	$10,439	$3,959	$25,749	$19,513
Add:
Depreciation of real estate assets	8,555	7,907	33,281	30,263
Impairment	—	2,481	—	2,481
Funds from Operations (FFO)	$18,994	$14,347	$59,030	$52,257

Loss on extinguishment of debt	—	1,967	10,101	2,670
Additional interest on 2018 Notes	—	—	770	—
Normalized FFO	$18,994	$16,314	$69,901	$54,927

FFO	$18,994	$14,347	$59,030	$52,257
Acquisition pursuit costs	748	415	1,455	1,654
Stock-based compensation expense	2,610	2,530	7,819	8,279
Straight-line rental income adjustments	(3,873)	(2,036)	(14,709)	(4,893)
Amortization of deferred financing costs	885	768	3,280	2,685
Amortization of debt premium	(136)	(196)	(671)	(347)
Change in fair value of contingent consideration	200	—	800	—
Non-cash portion of loss on extinguishment of debt	—	(75)	859	628
Non-cash interest income adjustments	50	6	79	24
Adjusted Funds from Operations (AFFO)	$19,478	$15,759	$57,942	$60,287

Cash portion of loss on extinguishment of debt	—	2,043	9,242	2,043
Additional interest on 2018 Notes	—	—	770	—
Consent fee	—	(2,196)	—	(2,196)
Normalized AFFO	$19,478	$15,606	$67,954	$60,134

Net income attributable to common stockholders per diluted common share	$0.27	$0.11	$0.68	$0.52

FFO per diluted common share	$0.49	$0.38	$1.55	$1.40

Normalized FFO per diluted common share	$0.49	$0.43	$1.84	$1.47

AFFO per diluted common share	$0.50	$0.42	$1.51	$1.59

Normalized AFFO per diluted common share	$0.50	$0.41	$1.77	$1.59

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	38,680,409	37,594,583	38,071,926	37,321,517
AFFO and Normalized AFFO	38,882,963	37,917,964	38,364,727	37,829,421

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

This press release includes the non-GAAP financial measures of EBITDA, Adjusted EBITDA, FFO, Normalized FFO, AFFO, Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share, which are reconciled to net income, which we believe is the most comparable GAAP measure. We believe that the use of FFO, Normalized FFO, AFFO and Normalized AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.
Adjusted EBITDA. The Company uses EBITDA (defined below), adjusted to exclude losses on extinguishment of debt and changes in fair value of contingent consideration ("Adjusted EBITDA"), a non-GAAP financial measure, as a measure of operating performance. By excluding interest expense and losses on extinguishment of debt, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. The Company believes investors should consider Adjusted EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance, to improve their understanding of the Company’s operating results, and to make more meaningful comparisons of its performance between periods and against other companies. Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. Adjusted EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of Adjusted EBITDA may not be comparable to similar measures reported by other companies.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company includes EBITDAR with respect to a property if the property was operated at any time during the period presented subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDAR Coverage. EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent for all of our facilities. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and are only included for stabilized properties. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company includes EBITDARM for a property if it was operated at any time during the period presented subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities. EBITDARM excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM Coverage. EBITDARM for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and are only included for stabilized properties. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments, non-cash interest income adjustments and amortization of debt premium), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments, non-cash interest income adjustments and amortization of debt premium), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Normalized FFO and AFFO. Normalized FFO represents FFO adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. Normalized AFFO represents AFFO adjusted for one-time start-up costs and certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.

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